SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 30, 2012

Date of Report (Date of earliest event reported)

ACRO, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada 000-50482 98-0377767

(State or Other Jurisdiction of Commission File (I.R.S. Employer

Incorporation or Organization) Number Identification No.)

1 Ben Gurion Street, Bnei Brak, Israel _____________

(Address of Principal Executive Offices) (Zip Code)

011-972-73-7963851

Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name or former Address, if Changed Since Last Report)

Item 1.01 – Entry Into a Material Definitive Agreement.

On June 30, 2012, ACRO, Inc. entered into a loan agreement with Top Alpha Capital (“TAC”), an Israeli company and ACRO’s controlling shareholder, pursuant to which TAC loaned ACRO $62,255. This loan, which bears interest at the rate of 6% per annum, is due and payable December 31, 2013. Interest is due semi-annually, on June 30 and December 31. TAC may convert the loan and accrued interest into shares of ACRO, Inc. common stock at a rate of $.0166383 per share.

Mr. Asaf Porat, ACRO’s President and Chief Executive Officer, is an employee of TAC.

The Acquisition Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

( c) Exhibits

2.1 Loan Agreement dated June 30, 2012 by and between ACRO, Inc. and Top Alpha Capital.

Dated: July 26, 2012 ACRO, Inc.

By: /s/ Asaf Porat .

Name: Asaf Porat

Title: President and Chief Executive Officer